Exhibit 10(7)
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                               CNB BANCSHARES, INC.

                            1999 STOCK INCENTIVE PLAN


1.   PURPOSE

     The purpose of the CNB Bancshares, Inc. 1999 Stock Incentive Plan is to provide incentives and rewards for key Employees and non-Employee Directors of the Corporation and its Subsidiaries (i) to support the execution of the Corporation's business strategies and the achievement of its goals, (ii) to associate the interests of key Employees and non-Employee Directors with those of the Corporation's stockholders and (iii) to help provide a competitive compensation program that will enable the Corporation to attract and retain the highest quality Employees and non-Employee Directors.


2.   DEFINITIONS

    (a) "Award" includes, without limitation, stock options (including incentive stock options under Section 422 of the Code), stock appreciation rights, performance share or unit awards, dividend or equivalent rights, stock awards, restricted share or unit awards, or other awards that are valued in whole or in part by reference to, or are otherwise based on, the Corporation's Common Stock ("other Common Stock-based Awards"), all on a stand alone, combination or tandem basis, as described in or granted under this Plan.

    (b) "Award Summary" means a written summary setting forth the terms and conditions of each Award made under this Plan.

    (c) "Board" means the Board of Directors of the Corporation.

    (d) "Code" means the Internal Revenue Code of 1986, as amended from time to time.

    (e) "Committee" means the Compensation and Corporate Structure Committee of the Board or such other committee of the Board as may be designated by the Board from time to time to administer this Plan; provided, however, that no person may serve on the Committee who would not be considered (i) a "non-employee director" within the meaning of Rule 16b-3 promulgated under the Exchange Act, and (ii) an "outside director" within the meaning of Section 162(m) of the Code.

    (f) "Common Stock" means the $1.00 stated value Common Stock of the Corporation.

    (g) "Corporation" means CNB Bancshares, Inc., an Indiana corporation.

    (h) "Director" means a non-Employee director of the Corporation. For purposes of Awards granted pursuant to Section 7(b) only, the term "Director" may, at the discretion of the Committee, include directors and advisory directors of Subsidiaries.

    (i) "Employee" means an employee of the Corporation or a Subsidiary.

    (j) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

    (k) "Fair Market Value" means the fair market value of the Common Stock as of the date on which a determination is to be made, as determined by the Committee.

    (l) "Participant" means a key Employee who has been granted an Award under this Plan.

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    (m) "Plan" means this CNB Bancshares, Inc. 1999 Stock Incentive Plan.

    (n) "Plan Year" means a twelve-month period beginning with January 1 of each year.

    (o) "Subsidiary" means any corporation or other entity, whether domestic or foreign, in which the Corporation has or obtains, directly or indirectly, a proprietary interest of more than 50% by reason of stock ownership or otherwise.


3.   ELIGIBILITY

     Awards may be granted from time to time to key Employees as determined by the Committee in its discretion. Awards consisting of non-qualified stock options shall be granted to Directors in accordance with Section 7 hereof.


4.   PLAN ADMINISTRATION

    (a) This Plan shall be administered by the Committee. The Committee shall periodically make determinations with respect to the participation of Employees and directors and advisory directors of Subsidiaries in this Plan and, except as otherwise required by law or this Plan, the grant terms of Awards including vesting schedules, price, length of relevant performance, restriction or option period, dividend rights, post-retirement and termination rights, payment alternatives such as cash, stock, contingent awards or other means of payment consistent with the purposes of this Plan, and such other terms and conditions as the Committee deems appropriate. Awards may be granted as replacements of Awards outstanding under the Plan or under previous stock incentive plans maintained by the Corporation.

    (b) The Committee shall have authority to interpret and construe the provisions of this Plan and the Award Summaries and make determinations pursuant to any Plan provision or Award Summary which shall be final and binding on all persons. No member of the Committee shall be liable for any action or determination made in good faith, and the members shall be entitled to indemnification and reimbursement in the manner provided in the Corporation's Articles of Incorporation, as it may be amended from time to time.

    (c) The Committee may designate persons other than its members to carry out its responsibilities under such conditions or limitations as it may set, other than its determinations with respect to the participation of Employees in this Plan and its authority with regard to the Awards granted to Employees who are officers and directors of the Corporation for purposes of Section 16 of the Exchange Act.


5.   STOCK SUBJECT TO PROVISIONS OF PLAN

    (a) The stock subject to the provisions of this Plan shall be shares of authorized but unissued Common Stock. Subject to adjustment in accordance with the provisions of Section 11 hereof, and subject to Section 5(c) and Section 6(b) hereof, the total number of shares of Common Stock available for grants of Awards in any Plan Year shall not exceed 1.5% of the outstanding Common Stock as reported in the Corporation's Annual Report on Form 10-K for the fiscal year ending immediately prior to such Plan Year.

    (b) The exercise of an option or stock appreciation right granted in tandem therewith will reduce proportionately the amount of shares subject to the tandem stock appreciation right or option and any shares ceasing to be subject to the related option or stock appreciation right because of such reduction shall not increase the number of shares of Common Stock available for future Awards granted under this Plan. The grant of a performance or restricted share unit Award shall be deemed to be equal to the maximum number of shares which may be issued under the Award and where the value of an Award is variable on the date it is granted, the value shall be deemed to be the

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maximum  limitation of the Award.  Awards payable solely in cash will not reduce the  number  of  shares  available  for  Awards  granted  under  this  Plan.

    (c) There shall be carried forward and be available for Awards under this Plan in succeeding Plan Years, in addition to shares available for grant under
Section 5(a), all of the following: (i) any unused portion of the limit set forth in Section 5(a) for a prior Plan Year; (ii) shares represented by Awards which are forfeited, surrendered, terminated, paid in cash or expire unexercised; and (iii) the excess amount of variable Awards which become fixed at less than their maximum limitations.

    (d) The maximum number of shares of Common Stock underlying stock options and stock appreciation rights which are granted to any one Participant during one calendar year shall be 150,000 shares.


6.   AWARDS TO EMPLOYEES UNDER PLAN

     As the Committee may determine, the following types of Awards and other Common Stock-based Awards may be granted under this Plan on a stand alone, combination or tandem basis:

    (a) Non-Qualified Stock Option. A right to buy a specified number of shares of Common Stock at a fixed exercise price during a specified time, all as the Committee may determine; provided that the exercise price of any option shall not be less than 100% of the Fair Market Value of the Common Stock on the date of grant of the Award.

    (b) Incentive Stock Option. A right, in the form of a stock option which shall comply with the requirements of Section 422 of the Code or any successor Section as it may be amended from time to time, to buy a specified number of shares of Common Stock at a fixed exercise price during a specified time, all as the Committee may determine; provided that the exercise price of any option shall not be less than 100% of the Fair Market Value of the Common Stock on the date of grant of the Award. Subject to adjustment in accordance with the provisions of Section 11 hereof, the aggregate number of shares which may be subject to incentive stock option Awards under this Plan shall not exceed 2,000,000 shares, subject in any Plan Year to the limitations of Section 5 hereof.

    (c) Stock Appreciation Right. A right to receive in cash the excess of the Fair Market Value of a share of Common Stock on the date the stock appreciation right is exercised over the Fair Market Value of a share of Common Stock on the date the stock appreciation right was granted.

    (d) Restricted and Performance Shares. A transfer of Common Stock to a Participant, subject to such restrictions on transfer or other incidents of ownership, or subject to specified performance standards, for such periods of time as the Committee may determine.

    (e) Restricted and Performance Share Unit. A fixed or variable share or dollar denominated unit subject to such conditions of vesting, performance and time of payment as the Committee may determine, which unit may be paid in Common Stock, cash or a combination of both.

    (f) Dividend or Equivalent Right. A right to receive dividends or their equivalent in value in Common Stock, cash or in a combination of both with respect to any new or previously existing Award.

    (g) Stock Award.  An unrestricted transfer of ownership of Common Stock.

    (h) Other Stock-Based Awards. Other Common Stock-based Awards which are related to or serve a similar function to those Awards set forth in this Section 6.

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7.   AWARDS TO DIRECTORS UNDER PLAN

    (a) On the first business day following the Corporation's Annual Meeting of Shareholders (commencing with the 1999 Annual Meeting), each person elected, reelected or continuing as a Director shall automatically receive non-qualified stock options to purchase 1,000 shares of Common Stock (as adjusted pursuant to Section 11 hereof).

    (b) Prior to the beginning of any fiscal year, the Committee, subject to Board approval, may permit each Director to elect to receive non-qualified stock options in lieu of all or a portion of the Director fees which would otherwise be payable to the Director during such fiscal year. Options will be granted pursuant to this paragraph (b) at the time a cash payment of fees would otherwise become payable to the Director during the fiscal year.

    (c) The Board, at its discretion, may issue additional non-qualified stock options to Directors.

    (d) If legal counsel to the Corporation determines that, on the date options would otherwise be granted to Directors, the Corporation is in possession of material non-public information concerning its affairs, such grant shall be delayed until the third day on which trading occurs following the public dissemination of such information or the date of an event which renders such information immaterial.

    (e) The terms of the non-qualified stock options granted to  Directors under
Section 7(a) shall be as follows:

        (i) Unless otherwise specifically provided below or in the Award Summary, each non-qualified stock option shall expire on the date which is ten years after the date of grant.

        (ii) The non-qualified stock options shall be exercisable beginning on the second anniversary of the date of grant.

        (iii) If an optionee's status as a Director ceases for reasons other than termination on or after attaining age fifty-five, death or disability (as defined in Section 22(e)(3) of the Code) the non-qualified stock options shall terminate three months after the date of the termination of the optionee's status as a Director.

        (iv) If an optionee's status as a Director ceases due to termination on or after attaining age fifty-five or disability (as defined in Section 22(e)
(3) of the Code) the non-qualified stock options shall terminate two years after the date of the termination of the optionee's status as a Director.

        (v) If an optionee dies while serving as a Director, the non-qualified stock options shall terminate two years after the date of death.

        (vi) The per share purchase price of each share of Common Stock which is subject to a non-qualified stock option under this Section 7(a) shall be the fair market value of a share of Common Stock on the date of grant. For purposes of this paragraph (vi), "fair market value" shall mean the per share closing price as reported in the Wall Street Journal (Midwest Edition). If there were no sales of Common Stock on the date of grant, "fair market value" shall mean the per share closing price on the next preceding date on which such selling prices were recorded.

    (f) The terms of the non-qualified stock options granted to Directors under Sections 7(b) and 7(c) will be determined by the Committee, subject to Board approval.

8.   AWARD SUMMARIES

     Each Award under this Plan shall be evidenced by an Award Summary. Delivery of an Award Summary to each Participant or Director, as the case may be, shall constitute an agreement, subject to Section 9 hereof, between the Corporation and the Participant or Director, as the case may be, as to the terms and conditions of the Award.

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9.   OTHER TERMS AND CONDITIONS

    (a) Assignability. Except as otherwise provided below, no Award shall be assignable or transferable except by will or the laws of descent and distribution and, during the lifetime of a Participant or Director, the Award shall be exercisable only by such Participant or Director or such Participant's or Director's guardian, legal representative. The Committee, in its discretion, may permit a Participant or Director, during their lifetime, to transfer a non-qualified stock option, for no consideration, to or for the benefit of the Participant's or Director's immediate family (including a trust for the benefit of the Participant's or Director's immediate family) or to a partnership or limited liability company for one or more members of the Participant's or Director's immediate family), subject to such limits as the Committee may establish, and the transferee shall remain subject to all the terms and conditions applicable to the Option prior to such transfer. Any vesting period applicable to such option shall, however, continue to be measured in terms of the Participant's employment by or the Director's service to the Corporation or its Subsidiaries. The term "immediate family" shall mean the Participant's or Director's spouse, parents, children, stepchildren, adoptive children, sisters, brothers and grandchildren (and, for these purposes, shall also include the Participant or Director).

    (b) Termination of Employment. The Committee shall determine the disposition of the grant of each Award in the event of disability, death or other termination of a Participant's employment.

    (c) Rights as a Stockholder. A Participant or Director shall have no rights as a stockholder with respect to shares covered by an Award until the date the Participant or Director or their respective nominee, guardian or legal representative is the holder of record of such shares. No adjustment shall be made for cash dividends or other rights for which the record date is prior to such date.

    (d) No Obligation to Exercise. The grant of an Award shall impose no obligation upon the Participant or Director to exercise the Award.

    (e) Exercise of Options. Options granted under this Plan that have vested under the terms of the Award may be exercised, in whole or in part, at any time during the option term by giving written notice of exercise to the Corporation specifying the number of shares of Common Stock subject to the option to be exercised and by making payment of the exercise price in accordance with the terms of the Award.

    (f) Payments by Participants or Directors.  The Committee may determine that
Awards   for   which a payment  is due from a Participant or a Director  may be payable: (i) in U.S. dollars by personal check, bank draft or money order payable to the order of the Corporation, by money transfers or direct account debits; (ii) through the delivery or deemed delivery based on attestation to the ownership of shares of Common Stock held by the payor for at least six months, with a Fair Market Value equal to the total payment due; (iii) by a combination of the methods described in (i) and (ii) above; (iv) in the case of a non-qualified stock option, by authorizing a third party to sell shares of Common Stock (or a sufficient portion of the shares) acquired upon exercise of the option and remit to the Corporation a sufficient portion of the sale proceeds to pay the entire exercise price and any tax withholding resulting from such exercise, or (v) by such other methods as the Committee may deem appropriate.

    (g) Withholding. Except as otherwise provided by the Committee, (i) the deduction of withholding and any other taxes required by law shall be made from all amounts paid in cash, and (ii) in the case of payments of Awards in shares of Common Stock, a number of shares the Fair Market Value of which equals the amount required to be withheld shall be deducted from the payment. The Committee may provide for shares of Common Stock to be withheld for tax withholding purposes in excess of the required minimum amount but not in excess of a Participant's or Director's maximum marginal tax rate.

    (h) Payments by Corporation. Awards may be settled through cash payments, the delivery of shares of Common Stock, the granting of replacement Awards, or combination thereof as the Committee shall determine. Any Award settlement, including payment deferrals, may be subject to such conditions, restrictions and contingencies as the Committee may provide in the terms of the Awards. The Committee may permit or require the deferral of any Award payment, subject to such rules and procedures as it may establish, which may include provisions for the payment or crediting of interest, or dividend equivalents, including converting such credits into deferred Common

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Stock  equivalents.  Notwithstanding the above, no Award will be settled in cash if such payment would make a transaction involving the Corporation ineligible for pooling of interests accounting under APB No. 16.


10.  AMENDMENTS

     The Board may alter, amend, suspend or discontinue this Plan to the extent permitted by law; provided, however, that no alteration, amendment, suspension or discontinuance of this Plan shall adversely affect any right acquired by any Participant or Director under an Award granted before the date of such alteration, amendment, suspension or discontinuance of this Plan. Any such action of the Board may be taken without the approval of the Corporation's stockholders, but only to the extent that such stockholder approval is not required by applicable law or regulation, including specifically Section 422 of the Code and the rules or policies of the New York Stock Exchange or, if the Common Stock is not then traded on the New York Stock Exchange, then of the primary exchange or trading system on which the Common Stock is then traded.


11.  RECAPITALIZATION

     The aggregate number of shares of Common Stock as to which Awards may be granted hereunder, the number of shares thereof covered by each outstanding Award, and the price per share thereof in each such Award, shall all be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a subdivision or consolidation of shares or other capital adjustment, or the payment of a stock dividend or other increase or decrease in such shares, effected without receipt of consideration by the Corporation, or other change in corporate or capital structure; provided, however, that any fractional shares resulting from any such adjustment shall be eliminated. The Committee shall make the foregoing changes and any other changes, including changes in the classes of securities available, to the extent necessary or desirable to preserve the intended benefits of this Plan for the Corporation and the Participants and Directors in the event of any other reorganization, recapitalization, merger, consolidation, spin-off, extraordinary dividend or other distribution or similar transaction.


12.  NO RIGHT TO EMPLOYMENT

     No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant or Director the right to be retained in the employ of the Corporation or a Subsidiary. The Corporation and each Subsidiary further expressly reserve the right at any time to dismiss a Participant free from any liability, or any claim under this Plan, except as provided herein or in any Award Summary issued hereunder.


13.  CHANGE OF CONTROL

    (a) Notwithstanding anything contained in this Plan or any Award Summary to the contrary, in the event of a Change of Control, as defined below, the following shall occur with respect to any and all Awards outstanding as of such Change of Control:

        (i) automatic maximization of performance standards, lapse of all restrictions and acceleration of any time periods relating to the exercise, realization or vesting of such Awards so that such Awards may be immediately exercised, realized or vested in full on or before the relevant date fixed in the Award Summary;

        (ii) performance shares or performance units shall be paid entirely in cash; and

        (iii) upon exercise of a non-qualified stock option or an incentive stock option (collectively an "Option") during the 60-day period from and after the date of a Change of Control, the Director or Participant exercising the Option may in lieu of the receipt of Common Stock upon the exercise of the Option, elect by written notice to the Corporation to receive an amount in cash equal to the excess of the aggregate Value (as defined below) of the shares of Common Stock covered by the Option or portion thereof surrendered

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determined  on  the  date  the  Option is exercised, over the aggregate exercise price of the Option (such excess is referred to herein as the "Aggregate Spread"); As used in this Section 13(a)(iii) the term "Value" means the higher of (i) the highest Fair Market Value during the 60-day period from and after the date of a Change of Control, and (ii) if the Change of Control is the result of a transaction or series of transactions described in paragraphs (i) or (iii) of the definition of Change of Control set forth in Section 13(b), the highest price per share of the Common Stock paid or to be paid in such transaction or series of transactions (which in the case of paragraph (i) shall be the highest price per share of the Common Stock as reflected in a Schedule 13D by the person having made the acquisition). Notwithstanding the foregoing, if any right granted pursuant to this clause (iii) would make a Change of Control transaction ineligible for pooling of interests accounting under APB No. 16 that but for this clause (iii) would otherwise be eligible for such accounting treatment, Common Stock (having a Fair Market Value equal to the cash otherwise payable hereunder) shall be substituted for the cash payable hereunder.

    (b) A "Change of Control" of the Corporation shall be deemed to have occurred upon the happening of any of the following events:

        (i) the acquisition, other than from the Corporation, by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either the then outstanding shares of Common Stock of the Corporation or the combined voting power of the then outstanding voting securities of the Corporation entitled to vote generally in the election of directors, but excluding, for this purpose, any such acquisition by the Corporation or any of its Subsidiaries, or any employee benefit plan (or related trust) of the Corporation or its Subsidiaries, or any corporation with respect to which, following such acquisition, more than 60% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Common Stock and voting securities of the Corporation immediately prior to such acquisition in substantially the same proportion as their ownership, immediately prior to such acquisition, of the then outstanding shares of Common Stock of the Corporation or the combined voting power of the then outstanding voting securities of the Corporation entitled to vote generally in the election of directors, as the case may be;

        (ii) individuals who, as of the date hereof, constitute the Board (as of the date hereof the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Corporation's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of the Corporation (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act); or

       (iii) approval by the stockholders of the Corporation of a reorganization, merger or consolidation of the Corporation, in each case, with respect to which all or substantially all of the individuals and entities who were the respective beneficial owners of the Common Stock and voting securities of the Corporation immediately prior to such reorganization, merger or consolidation do not, following such reorganization, merger or consolidation, beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding shares of Common Stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such reorganization, merger or consolidation, or a complete liquidation or dissolution of the Corporation or of the sale or other disposition of all or substantially all of the assets of the Corporation.

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14.  GOVERNING LAW

     To the extent that federal laws do not otherwise control, this Plan and the Awards issued hereunder shall be construed in accordance with and governed by the law of the State of Indiana to the extent not inconsistent with Section 422 of the Code and regulations issued thereunder.


15.  SAVINGS CLAUSE

     This Plan is intended to comply in all aspects with applicable law and regulation, including, with respect to the Directors and those Employees who are officers or directors for purposes of Section 16 of the Exchange Act, Rule 16b-3 promulgated by the Exchange Act. In case any one or more of the provisions of this Plan shall be held invalid, illegal or unenforceable in any respect under applicable law and regulation (including Rule 16b-3), the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and the invalid, illegal or unenforceable provision shall be deemed null and void; however, to the extent permissible by law, any provision which could be deemed null and void shall first be construed, interpreted or revised retroactively to permit this Plan to be construed in compliance with all applicable laws (including Rule 16b-3) so as to foster the intent of this Plan.


16.  SUCCESSORS

     Awards issued under the Plan should be binding upon, and inure to the benefit of, the Corporation and its successors and assigns, and upon any person acquiring, whether by merger, consolidation, purchase of assets or otherwise, all or substantially all of the Corporation's assets and business.


17.  EFFECTIVE DATE AND TERM

     The effective date of this Plan is March 16, 1999, subject to its approval by the stockholders of the Corporation at the annual meeting to be held on April 21, 1999, or any adjournment thereof. This Plan shall remain in effect until March 15, 2009 unless terminated earlier by the Board.




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